EXHIBIT 10.1

RF MICRO DEVICES, INC.
2012 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement
(Performance-Based Award for Senior Officers (TSR))

THIS AGREEMENT (together with Schedule A and Schedule B, attached hereto, the “Agreement”) is made effective as of ______________ (the “Effective Date”) between RF MICRO DEVICES, INC., a North Carolina corporation (the “Company”), and ________________, an Employee of, or individual in service to, the Company or an Affiliate (the “Participant”).

RECITALS:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Administrator”) has approved the grant to the Participant of a contingent right to receive an award of Restricted Stock Units (the “Award”) for shares of Common Stock issuable under the RF Micro Devices, Inc. 2012 Stock Incentive Plan, as it may be amended (the “Plan”), the grant and vesting of which Award is subject to the attainment of certain performance objectives, as further described in this Agreement;

NOW, THEREFORE, in furtherance of the purposes of the Plan, and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.Certain Defined Terms. The following terms used in this Agreement shall have the meanings set forth in this Section 2:

(a)The “Award Date” is the date on which the Award or any portion of the Award is or may be granted to the Participant following the Administrator's determination regarding whether all or a portion of the Performance Objectives have been attained and completion of such other action as may be necessary to complete the grant of the Award or a portion of the Award. Performance Objectives may have separate Award Dates.

(b)The “Effective Date” is the effective date of the Agreement, as stated above.

(c)The “Participant” is __________. Employee ID#__________.

(d)“Performance Objectives” are the specific performance objectives identified in Schedule B attached hereto.

(e)The “Performance Period” or “Performance Periods” shall be the Performance Period or Performance Periods as described in Schedule B.

(f)The “Shares” shall be that number, if any, of shares of Common Stock subject to the Award which are or may be granted under this Agreement, as such number may be determined in accordance with Section 1 of Schedule A.

3.Award Opportunity; Incorporation of the Terms of Schedule A and Schedule B of the Agreement.

(a)The Company hereby grants to the Participant an opportunity to be granted the Award for a certain number of shares of Common Stock (as defined above, the “Shares”) based upon the level of attainment of the Performance Objectives, all as described in Schedule A and Schedule B, during the Performance Period. The number, if any, of Shares of Common Stock subject to the Award shall be determined by the Administrator based on the achievement of the Performance Objectives described in Schedule B. No Award of Shares is being granted at this time, and no Award shall be granted unless and until the Administrator, in its sole discretion and in accordance with the terms of the Plan and this Agreement, determines whether and to what extent the Award has been earned (including but not limited to determining whether and to what extent the Performance Objectives have been met), determines the number of Shares that shall be subject to the Award and takes any other action it deems necessary or advisable in order to complete the grant.

(b)The Participant expressly acknowledges that the terms of Schedule A and Schedule B shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company's signature on the signature page hereof, and the Participant's signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement.

4.Grant of Award of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Company shall grant the Participant an Award of Restricted Stock Units (as defined above, the “Award”) for that number of Shares of Common Stock as is determined in accordance with Schedule A and Schedule B if and only if and to the extent that the Performance Objectives are met during the applicable Performance Period, as further described in Schedule A and Schedule B. The number of Shares, if any, subject to the Award shall be determined by the Administrator in its sole discretion in accordance with the Plan and this Agreement (including Schedule A and Schedule B) following completion of the applicable Performance Period. The Award Date shall be as soon as practicable after the end of the applicable Performance Period and the Administrator's determination of the extent, if any, to which the Performance Objectives have been met and the Award has been earned. The Award shall not be deemed earned, and the Award Date shall not occur, unless and until the Administrator determines the extent, if any to which the Award has been earned following completion of the applicable Performance Period (unless the Administrator determines otherwise). The Company shall give notice to the Participant after each Performance Period regarding whether the Award applicable to that Performance Period has been granted and the number of Shares subject to the Award.

5.Shareholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights (except as otherwise provided in Section 5 of Schedule A), voting rights or other rights as a shareholder unless and until (and then only to the extent that) the Award has been earned and vested and certificates for such Shares have been issued and delivered to him or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

6.Vesting and Earning of Award. Subject to the terms of the Plan and this Agreement, the Shares subject to the Award shall be deemed earned and vested, and such Shares shall be distributable as provided in Section 8 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including Section 3 of Schedule A. Without limiting the effect of the foregoing, the Shares subject to the Award may vest and be earned in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest and be earned only upon such terms and conditions as are provided in this Agreement (including Schedule A and Schedule B) and otherwise in accordance with the terms of the Plan. Without limiting the effect of the foregoing, the Participant understands and agrees that the Administrator may delay the vesting of the Award (or portion thereof) and the issuance of the underlying Shares in order to comply with Applicable Law or applicable policies of the Company implemented to ensure compliance with such laws (including but not limited to insider trading provisions and the Company's insider trading policy); provided, however, that any such delay in vesting of the Award or issuance of Shares shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan. The Administrator has sole authority to determine whether and to what degree the Award has been earned and vested and to interpret the terms and conditions of this Agreement and the Plan.

7.Effect of Termination of Employment; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement (including but not limited to Schedule A), in the event that the employment or service of the Participant is terminated for any reason (whether by the Company or the Participant, and whether voluntary or involuntary) and all or part of the Award has not been earned and vested as of the Participant's Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not earned and vested as of the Participant's Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his or her employment or service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date.

8.Settlement of Award. The Award, if earned and vested in accordance with the terms of this Agreement, shall be payable in whole shares of Common Stock. The total number of Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share. A certificate or certificates representing the Shares subject to the Award (or portion thereof) shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) as soon as practicable after, and only to the extent that, the Award (or portion thereof) has vested and is distributable. Shares of Common Stock or any other benefit subject to the Award shall, upon vesting of the Award (and except as otherwise provided in Section 3(b)(iv) of Schedule A), be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the fifteenth (15th) day of the third month following the Participant's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the fifteenth (15th) day of the third month following the end of the Company's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A.

9.No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant's employment or service at any time. Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unearned or unvested portion of his or her Award shall terminate upon the termination of employment or service of the Participant with the Company or an Affiliate. The grant of the Award does not create any obligation to grant further awards.

10.Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until such Shares have been issued and delivered to the Participant.

11.Withholding; Tax Consequences.

(a)The Participant acknowledges that the Company shall require the Participant to pay the Company the amount of any federal, state, local, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of any Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Participant to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the Shares to which the recipient is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

12.Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

13.Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

14.Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

15.Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

16.Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal office, attention Treasurer, RF Micro Devices, Inc.

17.Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.Restrictions on Award and Shares. The Company may impose such restrictions on the Award and any Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel. The Administrator may delay the right to receive or dispose of shares of Common Stock (or other benefits) upon settlement of the Award at any time if the Administrator determines that allowing issuance of shares of Common Stock (or distribution of other benefits) would violate any federal, state or foreign securities laws or applicable policies of the Company, and the Administrator may provide in its discretion that any time periods to receive shares of Common Stock (or other benefits) subject to the Award are tolled or extended during a period of suspension or delay (subject to any Code Section 409A considerations); provided, however, that any such delay, suspension, tolling or extension shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan.

19.Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

20.Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Effective Date stated herein.

RF MICRO DEVICES, INC.

By:
Robert A. Bruggeworth
President and Chief Executive Officer

Attest:

William Priddy
Secretary and Chief Financial Officer

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

RF Micro Devices, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Performance-Based Award for Senior Officers (TSR))

Schedule A/Grant Letter

1.	Award Opportunity.

(a)Pursuant to the terms and conditions of the Company's 2012 Stock Incentive Plan, as it may be amended (the “Plan”), and the Restricted Stock Unit Agreement (Performance-Based Award for Senior Officers (TSR)) attached hereto (the “Agreement”), you (the “Participant”) are eligible to be granted an award of Restricted Stock Units (the “Award”) for that number of Shares (the “Shares”) of Common Stock as may be determined pursuant to this Section 1. Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.

(b)No Award will be granted unless the Company achieves certain thresholds of Relative TSR, as outlined in the Performance Objectives set forth on Schedule B. The Award shall be divided into a series of [Insert Number] Performance Periods, and the aggregate Target number of shares shown in Section 1(c) below shall be equally divided among such Performance Periods. If the number of shares earned in a given Performance Period is below the Target number of shares for that Performance Period, the difference between the number of shares earned and the Target number of shares for that Performance Period will be added to the Target number of shares that may be earned in the next succeeding Performance Period, if any; however, in no event will unearned shares be transferred forward more than one Performance Period. The Relative TSR Performance Objective will remain the same for each Performance Period and is expressed as a variable percentage of the Target number of shares shown in Section 1(c) below. If the Relative TSR that is achieved is equal to zero (0) as set forth on Schedule B, the Participant shall be granted an Award for a number of shares equal to the Target for that Performance Period. If the Relative TSR that is achieved is greater or less than zero (0), to the extent it exceeds the minimum Relative TSR threshold of set forth in Schedule B, the Target number of shares for the Performance Period will be multiplied by the percentage assigned to threshold level of Relative TSR achieved as set forth in Schedule B. If the Company achieves the highest threshold of Relative TSR, [Insert Threshold], as set forth on Schedule B, the Participant shall be granted an Award for the Maximum number of shares ([___]% of Target) shown in Section 1(c) below. The Award for each Performance Period shall not be granted until following the end of such Performance Period and then only if the terms and conditions described in the Agreement have been met. The aggregate number of shares which may be subject to the Award shall be as provided in Section 1(c) below.

(c)Aggregate Number of Target Shares Potentially Subject to Award:

Number of Shares Target Potentially Subject to Award in a Performance Period:

Maximum Number of Shares ([___]% of Target):

(d)The Relative TSR thresholds must be met, as described in the Performance Objectives set forth in Schedule B, if at all, during the applicable Performance Period. The Administrator has sole discretion to determine if, and to what extent, any or all Performance Objectives are met and to interpret the other terms and conditions of the Agreement.

2.Performance Objectives. The Relative TSR thresholds for each Performance Period pursuant to the Agreement, and the award multiplier associated with each Relative TSR level, expressed as a percentage of the Target shares for a given Performance Period, shall be as stated in Schedule B, attached hereto, the terms of which shall be incorporated in and constitute a part of the Agreement.

3.Earning of Award*. Subject to terms and conditions of the Plan and the Agreement.. If the Award is granted in accordance with this Agreement, the Award shall vest and be earned as follows:

(a)General:

(i)    Up to [Insert Percentage] of the Target shares subject to the Award shall vest and be earned as of the date the Administrator determines the Relative TSR for the fiscal year following the date hereof (the “1 Year Relative TSR Performance Period”) if and to the extent that the Relative TSR for that Performance Period exceeds the minimum Relative TSR thresholds set forth in Schedule B;

(ii)    Up to an additional [Insert Percentage] of the Target shares subject to the Award, plus any unearned Target shares from the 1 Year Relative TSR Performance Period, shall vest and be earned as of the date the Administrator determines the Relative TSR for the fiscal year period ended two years from the date hereof (the “2 Year Relative TSR Performance Period”) if and to the extent that the Relative TSR for that Performance Period exceeds the minimum Relative TSR thresholds set forth in Schedule B; and

(iii)    Up to an additional [Insert Percentage] of the Target shares subject to the Award, plus any unearned Target shares from the 2 Year Relative TSR Performance Period (but excluding any unearned shares carried over from the 1 Year Relative TSR Performance Period) shall vest and be earned as of the date the Administrator determines the Relative TSR for the fiscal year period ended three years from the date hereof (the “3 Year Relative TSR Performance Period”) if and to the extent that the Relative TSR for that Performance Period exceeds the minimum Relative TSR thresholds set forth in Schedule B;

(b)Special Post-Termination Vesting Terms: Notwithstanding the provisions of Section 3(a), the following terms shall apply with respect to the Award:

(i)In the event of the Participant's termination of employment or service for Cause, the Award (and any remaining right to underlying Shares) shall be forfeited immediately.

(ii)In the event of the Participant's termination of employment or service due to death, the Award (and any remaining right to underlying Shares) shall be forfeited automatically effective as of the date of the Participant's death.

_______________________
*Subject to terms and conditions of the Plan and the Agreement.

(iii)In the event of the Participant's termination of employment or service for any reason other than death or for Cause (including termination due to Disability), the Award shall continue to vest and be earned according to the earning and vesting schedule stated in Section 3(a) above of this Schedule A as if the Participant had remained an Employee of, or service provider to, the Company, but only if the Participant enters into a noncompetition agreement (the “Noncompetition Agreement”), and, if so determined by the Company, a severance or other similar agreement (the “Severance Agreement”) with the Company, in each case in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion, within twenty (20) days following termination of employment or service (or, if later, by the end of any applicable statutory revocation period) and abides by the terms of such Noncompetition Agreement and, if applicable, Severance Agreement. In the event that the Participant fails to enter into such Noncompetition Agreement and, if applicable, Severance Agreement, within twenty (20) days following his or her termination of employment or service (or, if later, by the end of any applicable statutory revocation period), the Award (and any remaining right to underlying Shares) shall be deemed forfeited in its entirety as of the date of the Participant's termination of employment or service. If the Participant enters into the Noncompetition Agreement and, if applicable, the Severance Agreement, and the Administrator determines in the exercise of its discretion that the Participant has committed a material breach or violation of the Noncompetition Agreement, the Severance Agreement or the Inventions, Confidentiality and Nonsolicitation Agreement previously entered into between the Company and the Participant (the “ICN Agreement”) at any time on or prior to the date the last installment of Shares covered by the Award vests under this Agreement (without regard to when the Administrator first discovers or has notice of such breach or violation), then, in addition to any other remedies available to the Company at law or in equity as a result of such breach or violation, (A) the Award (and any remaining right to underlying Shares) shall immediately be forfeited in its entirety; (B) any Shares subject to the Award that vested following termination of employment or service shall immediately be forfeited and returned to the Company (without the payment of any consideration for such Shares, including repayment of any amount paid by the Participant with respect to taxes related to the grant or vesting of the Award), and the Participant shall cease to have any interest in or right to such Shares and shall cease to be recognized as the legal owner of such Shares; and (C) any Gain (as defined herein) realized by the Participant with respect to any Shares issued following termination of employment shall immediately be paid by the Participant to the Company. For the purposes herein, “Gain” shall mean the Fair Market Value (as defined in the Plan) of the Company's Common Stock on the date of sale or other disposition, multiplied by the number of Shares sold or disposed of. If the Participant terminates service for reasons other than death or Cause and subsequently dies, to the extent the Award is not fully vested as of the date of the Participant's death, the Award shall automatically fully vest effective as of the date of the Participant's death. The Administrator shall have discretion to determine the basis for termination, whether any breach of the Noncompetition Agreement, the Severance Agreement or the ICN Agreement has occurred and to otherwise interpret this Section 3.

(iv)Any shares of Common Stock issuable to the Participant following termination of employment or service pursuant to Section 3(b) herein shall be issued in accordance with the earning and vesting schedule stated in Section 3(a) above and shall be distributed on such vesting dates or a later date(s) within the same taxable year of the Participant, or, if later, by the 15th day of the third calendar month following the date(s) specified in Section 3(a) and the Participant shall not be permitted, directly or indirectly, to designate the taxable year of distribution, or shall otherwise be made in accordance with Code Section 409A and related regulations.

4.    Change of Control.

(a)    In the event of a Change of Control, each remaining Performance Period will be truncated. In such cases, the TSR of the Company will be measured as of the date of the Change of Control, using the transaction price. For the avoidance of doubt, no averaging period as described in the definition of “TSR” will be applied to the ending price for the Company. The TSR of the Benchmark will be measured as of the date of the Change of Control.

(b)    Award shares will continue to be earned based upon the Relative TSR thresholds outlined in the Performance Objectives set forth in Schedule B.

(c)    The number of Award shares that may be earned during any remaining Performance Period shall be pro-rated based on the time that has elapsed between the grant date and the date of the Change of Control. Such pro-rated Award shares shall become fully vested upon the closing of the Change of Control. Any Award shares, to the extent not previously vested or forfeited prior to the Change of Control, in excess of the pro-rated Award amount described in the preceding sentence will convert into a time-based award that will vest monthly over the remainder of the Performance Period, subject to the Participant's continued service. Further, in the event that the employment of the Participant is terminated within one (1) year (or such other period after a Change of Control as may be stated in the Participant's change in control agreement, employment agreement or similar agreement, if applicable) after the effective date of the Change of Control and such termination of employment (A) is by the Company not for Cause (as defined in the Plan) or (B) is by the Participant for Good Reason (as defined in the Plan), the aforementioned time-based awards will accelerate and fully vest on the Participant's date of termination.

5.    Dividends. If the Company pays a dividend at any time after the Effective Date, such dividends shall be paid to the Participant at the end of each applicable Performance Period if and to the extent the underlying shares of Common Stock are earned in that Performance Period.

6.    Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a)“Benchmark” is the S&P SPDR Semiconductor ETF index (NYSE: XSD) or any successor index that may be selected by the Administrator.

(b)“Relative TSR” equals the Company's TSR minus the Benchmark's TSR during an applicable Performance Period.

(c)“TSR” means total shareholder return, measured by taking the average share price during the final 90 days of the Performance Period divided by the average share price during the 90 days ending on the day prior to the start of the Performance Period. In calculating TSR, share prices will be adjusted to reflect the reinvestment of dividends, if any, to reflect the Company's and Benchmark's TSR.

[Signature Page to Follow]

By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement. I understand that the Grant Letter and other provisions of Schedule A and Schedule B herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A and Schedule B contained herein. The Company reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within 30 days of receipt.

Signature:	Date:

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Treasury Department, RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

RF Micro Devices, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Performance-Based Award for Senior Officers)

Schedule B
Performance Period and Performance Objectives

1.    Performance Period.

1 Year Relative TSR Performance Period: [Insert Fiscal Year]

2 Year Relative TSR Performance Period: [Insert Fiscal Years]

3 Year Relative TSR Performance Period: [Insert Fiscal Years]

2.    Performance Objectives.

[Insert Performance Objectives]

B-1